Exhibit 99.1

NEXT BRIDGE HYDROCARBONS, INC. ANNOUNCES FILING OF REGISTRATION STATEMENT ON FORM S-1

FORT WORTH – January 23, 2023 – Next Bridge Hydrocarbons, Inc. (“Next Bridge”, “our”, “we”, or the “Company”), a private oil and gas exploration and production company with interests in Texas and Oklahoma, announced today that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) relating to shares of common stock to be offered in a registered direct offering. The shares of common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The Company has engaged Roth Capital Partners as the exclusive placement agent for the registered direct offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company is an independent public reporting energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. Our primary focus has been the development of interests in an oil and gas project consisting of 134,000 contiguous gross acres we hold in the Orogrande Basin in West Texas in Hudspeth County, Texas. In addition, we have minor interests in the Eastern edge of the Midland Basin in Texas, and two minor well interests in Oklahoma. Please visit www.nextbridgehydrocarbons.com for more information.

This statement may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company’s filings with the SEC available on the Company’s website or the SEC's website at www.sec.gov.

Copies of the prospectus relating to this offering, when available, may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

Contact:

Dennard Lascar Investor Relations

NextBridge@dennardlascar.com